Exhibit 99.1

Marchex Acquires Marketing Technology Provider for Small Merchants

SEATTLE, WA – July 29, 2004 — Marchex, Inc., a leading provider of technology-based services for merchants engaged in online transactions, today announced the acquisition of goClick.com, Inc. (www.goclick.com), a provider of marketing technology and services for small merchants, for $12.5 million in a combination of cash and stock. The acquisition is effective immediately and is anticipated to be accretive to Marchex’s adjusted operating income before amortization.

goClick is focused on technologies in the areas of advertising partner management and automated advertiser account management services, all of which enable small businesses to easily develop and manage pay-per-click advertising programs. goClick’s emphasis has been, and will continue to be, on servicing small merchants which are not serviced by larger providers in the pay-per-click industry.

“We know that our larger partner organizations are focused on servicing the high end of the advertiser market. Therefore, we believe that we can continue to add value to our large distribution partners by focusing on a broader segment of the advertiser market – the small merchants and local merchants,” said Peter Christothoulou, Marchex Chief Strategy Officer. “In this case, we are doing that by adding technology tools and a group of merchants that can complement the advertiser bases of our distribution partners.”

About Marchex, Inc.:

Marchex (NASDAQ: MCHX) (www.marchex.com) provides technology-based services to merchants engaged in online transactions. Currently, the company delivers the following services in support of its partners: pay-per-click listings, search inclusion, paid inclusion, natural search engine optimization, local search marketing applications, and conversion tracking and analysis. Marchex’s operating businesses include Enhance Interactive (www.enhance.com) and TrafficLeader® (www.trafficleader.com).

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included on this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor relations:

Trevor Caldwell

Director of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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